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Exhibit 5.26

CONSENT OF M. TOMKINSON

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) the technical report dated January 18, 2006 entitled "Technical Report on the Buckreef Gold Project" (the "Buckreef Report"); and (2) the technical report dated January 18, 2006 entitled "Technical Report on the Mupane Gold Project" (the "Mupane Report"), and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ MARCUS TOMKINSON Name: Marcus Tomkinson Title: Director Company: Epigenesis Consulting Pty Limited

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  Exhibit 5.26
CONSENT OF M. TOMKINSON